Consent of Independent Registered Public Accounting Firm

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 11, 2014, relating to the consolidated financial statements and the effectiveness of the Deswell Industries, Inc.’s (the “Company”) internal control over financial reporting appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2014.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, People’s Republic of China

October 31, 2014